Exhibit 24

POWERS OF ATTORNEY

Each of the undersigned directors of OMNICARE, INC. ("the Company") hereby appoints JOHN L. WORKMAN, ROBERT O. KRAFT and ALEXANDER M. KAYNE as his/her true and lawful attorneys-in-fact for the purpose of signing the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and all amendments thereto, to be filed with the Securities and Exchange Commission.  Each of such attorneys-in-fact is appointed with full power to act without the other.

/s/ James D. Shelton	February 11, 2013
James D. Shelton	Date

/s/ John L. Bernbach	February 11, 2013
John L. Bernbach	Date

/s/ James G. Carlson	February 11, 2013
James G. Carlson	Date

/s/ Mark A. Emmert	February 11, 2013
Mark A. Emmert, Ph.D.	Date

/s/ Steven J. Heyer	February 11, 2013
Steven J. Heyer	Date

/s/ Sam R. Leno	February 11, 2013
Sam R. Leno	Date

/s/ Andrea R. Lindell	February 11, 2013
Andrea R. Lindell, Ph.D., RN	Date

/s/ Barry M. Schochet	February 11, 2013
Barry M. Schochet	Date

/s/ Amy Wallman	February 11, 2013
Amy Wallman	Date